UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 22, 2019
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)
(217) 365-4544
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On Tuesday, April 23, 2019, First Busey Corporation ("First Busey") issued a press release disclosing financial results for the quarter ended March 31, 2019. The press release is made part of this Form 8-K and is attached as Exhibit 99.1.

The press release made a part of this Current Report on Form 8-K includes forward looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of the First Busey.

These forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward looking statements will not be achieved. First Busey cautions you not to place undue reliance on these forward looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  On April 23, 2019, First Busey announced several modifications to assigned positions on its management team. Robin N. Elliott, who has served as First Busey’s Chief Operating Officer since 2016 and Chief Financial Officer since 2014, will now serve as the President and Chief Executive Officer of Busey Bank, First Busey’s wholly-owned subsidiary.  First Busey will continue its national search for a new Chief Financial Officer and First Busey will not have a Chief Operating Officer at this time.  Mr. Elliott will continue to serve as Chief Financial Officer (including principal financial officer) of First Busey until a new Chief Financial Officer is named. Christopher M. Shroyer, who has served as Busey Bank’s President and Chief Executive Officer since March 2010, will now serve as Executive Vice President and Market Chairman for the Central Region, which includes certain markets in Illinois and Indiana, for Busey Bank.  Additionally, effective April 22, 2019, Jennifer L. Simons, First Busey’s principal accounting officer, is no longer employed by First Busey.  Mr. Elliott will serve as First Busey’s principal accounting officer.

Mr. Elliott entered into a letter agreement with First Busey amending his current employment agreement.  Mr. Shroyer entered into an addendum to his employment agreement with First Busey effecting the change in his position with Busey Bank.  The letter agreement and addendum are filed as exhibits to this Form 8-K and are incorporated into this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release issued by First Busey Corporation, dated April 23, 2019.

99.2	Employment Agreement Addendum by and between First Busey Corporation and Christopher M. Shroyer, dated April 23, 2019.

99.3	Letter Agreement by and between First Busey Corporation and Robin N. Elliott, dated April 23, 2019.
.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	First Busey Corporation
               By:       /s/ Van A. Dukeman
               Name:  Van A. Dukeman
               Title:    President and Chief Executive Officer